UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2022

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Domino’s Pizza, Inc. Common Stock, $0.01 par value	DPZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Richard E. Allison, Jr. and Appointment of Russell J. Weiner as Chief Executive Officer

On February 24, 2022, Mr. Richard E. Allison, Jr. informed Domino’s Pizza, Inc. (the “Company”) that he will retire from his position as the Company’s Chief Executive Officer effective at 11:59 p.m. on April 30, 2022 (the “Effective Time”). Mr. Allison also informed the Company that he does not plan to stand for re-election to the Company’s Board of Directors at the Company’s 2022 annual meeting of shareholders scheduled for April 26, 2022. Mr. Allison has agreed to remain as an employee with the Company following the Effective Time through July 15, 2022 to assist in the transition of his duties. Mr. Allison currently serves as the Company’s principal executive officer and principal financial officer and will remain in such capacities until the Effective Time.

On February 24, 2022, the Board of Directors of the Company appointed Mr. Russell J. Weiner, age 53, to become the Company’s next Chief Executive Officer, effective at midnight on May 1, 2022 at which time Mr. Weiner shall be designated as the Company’s principal executive officer. Mr. Weiner will also be nominated for election to the Company’s Board of Directors at the Company’s 2022 annual meeting of shareholders scheduled for April 26, 2022 in accordance with his amended and restated employment agreement dated as of February 24, 2022 that will become effective on or about May 1, 2022 (the “Employment Agreement”). Mr. Weiner has served as the Company’s Chief Operating Officer and President, Domino’s U.S. since July 2020 and as Chief Operating Officer and President of the Americas from July 2018 to July 2020. He previously served as President, Domino’s USA from October 2014 to July 2018. Mr. Weiner served as Executive Vice President and Chief Marketing Officer from September 2008 to October 2014. Prior to joining the Company, Mr. Weiner held various marketing positions at PepsiCo, Inc. from 1998 to 2008, most recently serving as Vice President of Marketing, Colas for Pepsi-Cola North America. Mr. Weiner serves on the Board of Directors of The Clorox Company.

The Company has agreed to the following terms with Mr. Weiner in the Employment Agreement:

•	annual base salary of $875,000;

•

annual incentive bonus target of 200% of his base salary under the terms and conditions of the Domino’s Pizza Senior Executive Annual Incentive Plan, which ties the incentive bonus to achieving targeted financial goals; and

•

an annual 2022 equity award under the Domino’s Pizza, Inc. 2004 Equity Incentive Plan, as amended (the “EIP”) with a value of 500% of his annual base salary at the time the Company’s annual equity awards are granted in March.

If Mr. Weiner’s employment is terminated by the Company without cause or he terminates his employment with the Company for good reason, he will be entitled to severance in the amount of his then-current annual base salary for 24 months. In connection with Mr. Weiner’s appointment as the Company’s next Chief Executive Officer, the terms of his existing and future equity awards granted under the EIP were modified to increase the age threshold from 55 to 58 for purposes of eligibility for the retirement vesting provisions contained in his equity awards if Mr. Weiner terminates his employment with the Company without good reason. Mr. Weiner will still qualify for these retirement vesting provisions if his employment with the Company is terminated as a result of his death or disability, is terminated by the Company without cause or is terminated by Mr. Weiner for good reason at a time when he has attained at least age 55. The terms and conditions of all issued and outstanding equity awards previously granted to Mr. Weiner under the EIP will otherwise remain unchanged and in full force and effect. Mr. Weiner will also be entitled to use of aircraft in accordance with the terms of the Employment Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement and the Time Sharing Agreement for use of the Company’s aircraft for Mr. Weiner. A copy of the Employment Agreement and a copy of the Time Sharing Agreement for use of the Company’s aircraft for Mr. Weiner are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Appointment of Sandeep Reddy as Executive Vice President and Chief Financial Officer

On March 1, 2022, the Company announced that it has appointed Mr. Sandeep Reddy as the Company’s Executive Vice President and Chief Financial Officer, effective as of April 1, 2022 (the “Reddy Effective Date”).

Mr. Reddy, age 51, has served as Executive Vice President and Chief Financial Officer of Six Flags Entertainment Corporation since July 2020. Previously, Mr. Reddy was the Chief Financial Officer of Guess?, Inc. from July 2013 through December 2019. Prior to that role, since 2010, he served as Vice President and European Chief Financial Officer of Guess, where he was responsible for all aspects of Guess’ European finance functions, including financial planning, treasury, accounting, and tax. From 1997 to 2010, Mr. Reddy served in a number of positions of increasing responsibility for Mattel Inc., a leading global toy manufacturer, ultimately serving as Vice President Finance and Supply Chain for the SEUR (France, Spain, Portugal, Italy) cluster. Mr. Reddy has a B.A. (Honors) in Economics from Delhi University and an M.B.A. from Cornell University. Mr. Allison, the Company’s current Chief Executive Officer, will continue to serve as the Company’s principal financial officer until May 1, 2022, at which time Mr. Reddy shall be designated as the Company’s principal financial officer.

The Company has agreed to the following terms with Mr. Reddy in his employment agreement dated as of February 25, 2022 that will become effective on or about April 1, 2022:

•	annual base salary of $675,000;

•

a one-time cash bonus of $1,000,000, which is subject to repayment in the event Mr. Reddy’s employment is terminated by the Company for cause or if Mr. Reddy terminates employment with the Company other than for good reason, in either case prior to the first anniversary of the Reddy Effective Date;

•

annual incentive bonus target of 100% of his base salary under the terms and conditions of the Domino’s Pizza Senior Executive Annual Incentive Plan, which ties the incentive bonus to achieving targeted financial goals;

•

a special equity award under the EIP, consisting of an award of restricted stock units with a grant date value of $2,250,000 that shall vest 50% each on the first and second anniversaries of the Reddy Effective Date, generally subject to his continued employment through such date; provided that in the event Mr. Reddy’s employment with the Company is terminated (i) by the Company other than for cause, (ii) by Mr. Reddy for good reason or (iii) as a result of Mr. Reddy’s death or disability (each of (i), (ii) or (iii), an “Acceleration Event”), any outstanding and unvested restricted stock units subject to the award will be deemed vested as to 100% of such restricted stock units as of immediately prior to such Acceleration Event; and

•	an annual 2022 equity award under the EIP with a value of 250% of his annual salary.

If Mr. Reddy’s employment is terminated by the Company without cause or he terminates his employment with the Company for good reason, he will be entitled to severance in the amount of his then-current annual base salary for 18 months.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the employment agreement for Mr. Reddy. A copy of the employment agreement for Mr. Reddy is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01	Other Events.

On March 1, 2022, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties and you should not place considerable reliance on such statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. All forward-looking statements speak only as of the date hereof and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of February 24, 2022 by and among Domino’s Pizza, Inc., Domino’s Pizza LLC and Russell J. Weiner.

10.2	Time Sharing Agreement dated as of February 24, 2022 by and between Domino’s Pizza LLC and Russell J. Weiner.

10.3	Employment Agreement dated as of February 25, 2022 by and between Domino’s Pizza LLC and Sandeep Reddy.

99.1	Domino’s Pizza, Inc. press release, dated March 1, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

/s/ Kevin S. Morris
Name:	Kevin S. Morris
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: March 1, 2022